FOR IMMEDIATE RELEASE


              BERKSHIRE HILLS BANCORP, INC. TO ISSUE FIRST QUARTER
                       EARNINGS RELEASE ON APRIL 24, 2007;
            CONFERENCE CALL SET FOR APRIL 25, 2007 AT 10:00 A.M. (ET)


PITTSFIELD, MA, April 11, 2007 - Berkshire Hills Bancorp, Inc. (the "Company") (NASDAQ:BHLB), the holding company for Berkshire Bank, today announced that it will issue its earnings release for the quarter ending March 31, 2007, after the market closes on Tuesday, April 24, 2007.

The Company will conduct a conference call at 10:00 A.M. eastern time on Wednesday, April 25, 2007. President and Chief Executive Officer Michael P. Daly and Interim Chief Financial Officer John S. Millet will discuss highlights of the Company's first quarter financial results. Information about the conference call follows:

         Dial-in:                   1-877-407-8035
         Replay Dial-in:            1-877-660-6853
         Replay Access Codes:       Account #286; Conference ID #236317
                                    (Both are needed to access the Replay)
         Replay Dates:              April 25, 2007 at 1:00 P.M. (ET) through
                                    May 4, 2007 at 11:59 P.M. (ET)

All interested parties are welcome to access the conference call and are requested to call in a few minutes prior to 10:00 A.M. (ET) to register for the event. After the presentation by Messrs. Daly and Millet there will be an opportunity for questions and answers.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank - AMERICA'S MOST EXCITING BANKSM. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branches serving communities throughout Western Massachusetts and Northeastern New York. The Bank is transitioning into a regional bank, delivering exceptional customer service and a broad array of competitively priced deposit, loan, insurance, wealth management and trust services and investment products. For more information on Berkshire Hills Bancorp, Inc. or Berkshire Bank, visit www.berkshirebank.com or call
                                       ---------------------
800-773-5601.


                                       ###


MEDIA AND INVESTOR CONTACT:

JOHN S. MILLET
SENIOR VICE PRESIDENT, TREASURER AND INTERIM CHIEF FINANCIAL OFFICER
413-236-3252
JMILLET@BERKSHIREBANK.COM